UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2007

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750

(Address of principal executive offices)

(229) 426-6000

Registrant’s Telephone Number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	The Independent Directors Compensation Committee of Colony Bankcorp, Inc. (the “Company”) has approved salary increases, bonus awards, and stock grant awards for certain of its named executive officers. The following table shows the approved corporation increases and awards:

Name	2006 Bonus Salary ($)	2007 Base Salary ($)	2006 Bonus Awards ($)	Stock Grant Awards (#)

Al Ross President & CEO Colony Bankcorp, Inc.	180,000.00	205,000.00	40,000.00	2,500

Terry Hester CFO Colony Bankcorp, Inc.	140,000.00	155,000.00	26,000.00	800

Walter Patten President and CEO Colony Bank Worth	155,000.00	160,000.00	30,000.00	750

Will Sims President and CEO Colony Bank Ashburn	145,000.00	152,500.00	28,500.00	750

Mike Miller President and CEO Colony Bank Southeast	132,500.00	140,000.00	40,000.00	750

Larry Stevenson President and CEO Colony Bank of Dodge County	132,500.00	140,000.00	25,000.00	750

The salary increases are effective January 1, 2007, and the bonus awards will be paid on January 11, 2007. The stock award grants have a three-year vesting requirement beginning January 2, 2007 and an officer forfeits all shares if within the three year period termination of employment occurs. The value per share on the date of the grant was $17.70.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date:	January 5, 2007	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice-President and
Chief Financial Officer